UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Filed by a party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Thrivent Mutual Funds
(Name of Registrant as Specified in Charter)

___________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Subject Line 1: Your shareholder vote matters.

Pre-header 1: Reminder: Cast your vote before August 1.

Subject Line 2: Reminder: Shareholders can vote before August 1.

Pre-header 2: Your shareholder vote matters.

Subject Line 3: We count on shareholders like you.

Pre-header 3: Thank you for your shareholder vote!

Subject Line 4: Reminder: Cast your vote on the proposed fund merger.

Pre-header 4: Thank you for casting your vote!

Dear Shareholder,

Don’t miss your opportunity to vote by August 1! We count on shareholders like you.

Our records indicate we have not received your vote concerning a proposal to merge Thrivent Low Volatility Equity Fund into Thrivent Global Stock Fund. This will be considered at a Special Meeting of Shareholders on August 1, 2024. Your participation is very important. By voting now, you can help avoid additional costs associated with soliciting votes and remove your name from further communications for this meeting.

Voting online only takes a minute. Please click the secure link below, and you will be directed to the voting site.

www.proxypush.com/thr

You can also speak with a live representative by calling 1-888-441-3205 (toll free) Monday through Friday between 9 a.m. and 6 p.m. Eastern Time. When you call this number, you will speak with a representative of Mediant, the firm assisting Thrivent Low Volatility Equity Fund in gathering votes.

**Please be sure to have your control number in hand when calling. Your Voting Control Number is: 1 2 3 4 5 6 7 8 9 0 1 2.

Thank you,

The Thrivent Low Volatility Equity Fund Team

Questions?

contactus@thriventfunds.com

800-847-4836

Thrivent Financial Investor Services Inc. is the transfer agent for Thrivent Funds. The principal underwriter for Thrivent Funds is Thrivent Distributors, LLC, a registered broker/dealer and member of FINRA. These entities are subsidiaries of Thrivent, the marketing name for Thrivent Financial for Lutherans.

* Please do not reply to this e-mail. This e-mail is for informational purposes only.

Thrivent Funds

P.O. Box 219348

Kansas City, Missouri

64121-9348

Phone

800-847-4836

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